Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  September 17, 2007

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's  Telephone  Number,  Including  Area  Code)

ITEM 7.01	REGULATION FD DISCLOSURE

On September 17, 2007, the Company intends to make a presentation at the 4th annual Merriman Curhan Ford & Co. Investor Summit being held at the Mark Hopkins Intercontinental Hotel in San Francisco, California.  Upon completion of the presentation, copies of the PowerPoint presentation and materials handed out to conference attendees, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, will be available on the Company’s website at www.Ricks.com.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number                                                      Description

99.1	PowerPoint presentation for Merriman Curhan Ford & Co. Investor Summit dated September 17, 2007

99.2	Handout materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

By: /s/ Eric Langan
Date: September 17, 2007	Eric Langan
Chief Executive Officer and President